Exhibit 99.1

AMERISOURCEBERGEN TO ACQUIRE H. D. SMITH
Acquisition of U.S.’s Largest Independent Wholesaler Enhances & Expands Strategic Scale,
 Strengthens Support to Community Pharmacy and Drives Long-Term, Durable Value

VALLEY FORGE, PA and SPRINGFIELD, IL, November 20, 2017 - AmerisourceBergen Corporation (NYSE:ABC) and H. D. Smith today announced that the companies have signed a definitive agreement under which AmerisourceBergen will purchase H. D. Smith, the largest independent wholesaler in the U.S., for $815 million in cash. AmerisourceBergen plans to fund the acquisition through the issuance of new long-term debt. The acquisition is expected to be slightly accretive to adjusted diluted earnings per share (EPS) in fiscal year 2018, and to achieve full run-rate synergies and be approximately $0.15 accretive to the Company’s adjusted EPS in fiscal year 20201. This acquisition was not contemplated in the previous guidance the Company provided for fiscal year 2018. Based on the estimated contribution of this acquisition, the Company now expects revenue growth to be in the range of 8 percent to 11 percent, adjusted operating income growth to be in the range of 4 percent to 7 percent and Pharmaceutical Distribution Services segment operating income growth in the range of 4 percent to 7 percent. AmerisourceBergen is reaffirming the rest of its previously announced fiscal 2018 financial guidance. The transaction is subject to regulatory review and other closing conditions and is expected to close in early calendar 2018.

“The acquisition of H. D. Smith – a best-in-class private distributor with facilities across the country and a diversified customer base – strengthens our core business and expands and enhances our strategic scale in U.S. pharmaceutical distribution,” said Steven H. Collis, Chairman, President and Chief Executive Officer of AmerisourceBergen. “This acquisition also builds upon our foundation and meaningfully expands our support for independent community pharmacies. We remain committed to building our business to meet the evolving needs of our customers, driving long-term value for the healthcare system and delivering compelling returns for our shareholders. Importantly, we are united in our responsibility to create healthier futures.”

“H. D. Smith has always shared our passion for supporting its customers – across community pharmacy, health systems, long-term care and specialty distribution,” said Robert P. Mauch, Group President, Pharmaceutical Distribution and Strategic Global Sourcing at AmerisourceBergen. “The established legacy of H. D. Smith in serving community pharmacies is strongly aligned with and complements the services AmerisourceBergen provides through Good Neighbor Pharmacy and Elevate Provider Network. Together, we will continue to offer the differentiated support independent community pharmacies need to thrive in an evolving healthcare marketplace. We welcome the opportunity to provide valuable solutions, along with our industry leading customer experience, to all of these healthcare providers.”

Since 1954, H. D. Smith has built a reputation for excellence and customer-focused healthcare distribution. The company is among the largest national wholesalers and, with 10 distribution centers across the U.S., it provides full-line distribution of brand, generic and specialty drugs, as well as high-value services and solutions for manufacturers and healthcare providers. H. D. Smith customers include retail pharmacies, specialty pharmacies, long-term care facilities, institutional / hospital systems and independent physicians and clinics. H. D. Smith subsidiaries Triplefin, a pharmaceutical brand support provider, and Arete Pharmacy Network, a pharmacy services administrative organization, are not included in this transaction.

1 The Company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated.

“Our ultimate priority and commitment has been, and continues to be, the needs of our customers and trading partners,” said Dale Smith, Chairman and CEO, H. D. Smith Holding Company. “Working toward a common goal, H. D. Smith associates have been committed to providing the best customer experience with a focus on honesty and integrity. We remain proud of our contributions to improve healthcare across the country, and we are honored to have supported the success of community healthcare providers and our manufacturer partners. We believe AmerisourceBergen will continue the strong foundation set by my father. In joining AmerisourceBergen, we are confident our mission will continue, and remain a point of pride for the H. D. Smith family and its enduring legacy.”

Citi acted as financial advisor, and Cravath, Swaine & Moore LLP provided legal advice to AmerisourceBergen. Morgan Stanley acted as financial advisor, and Schiff Hardin LLP provided legal advice to H. D. Smith.

About AmerisourceBergen

AmerisourceBergen provides pharmaceutical products, value-driving services and business solutions that improve access to care. Tens of thousands of healthcare providers, veterinary practices and livestock producers trust us as their partner in the pharmaceutical supply chain. Global manufacturers depend on us for services that drive commercial success for their products. Through our daily work—and powered by our 20,000 associates—we are united in our responsibility to create healthier futures. AmerisourceBergen is ranked #11 on the Fortune 500, with more than $150 billion in annual revenue. The company is headquartered in Valley Forge, Pa. and has a presence in 50+ countries. Learn more at amerisourcebergen.com.

About H. D. Smith

H. D. Smith is the largest, privately held national wholesaler, with a complete line of healthcare products and solutions to improve patient care. The company creates value and an extraordinary customer experience by impacting the healthcare supply chain. Bridging the gap between manufacturer and patient, H. D. Smith’s specialty solutions division offers a unique suite of strategic programs for patient access on behalf of pharmaceutical suppliers. Headquartered in Springfield, Illinois, H. D. Smith also operates CompleteCare Pharmacy, Smith Medical Partners, Triplefin and Valley Wholesale Drug.

AmerisourceBergen's Cautionary Note Regarding Forward-Looking Statements
Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation; competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in pharmaceutical market growth rates; changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid; increasing governmental regulations regarding the pharmaceutical supply channel and pharmaceutical compounding; declining reimbursement rates for pharmaceuticals; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; increased public concern over the abuse of opioid medications; prosecution or suit by federal, state and other governmental entities of alleged violations of laws and regulations regarding controlled substances, and any related disputes, including shareholder derivative lawsuits; increased federal scrutiny and litigation, including qui tam litigation, for alleged violations of laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services, and associated reserves and costs, including the reserve recorded in connection with the proceedings with the United States Attorney’s Office for the Eastern District of New York; material adverse resolution of pending legal proceedings; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; changes to customer or supplier payment terms; risks associated with the strategic, long-term relationship between Walgreens Boots Alliance, Inc. and the Company, including with respect to the pharmaceutical distribution agreement and/or the global sourcing arrangement; changes in tax laws or legislative initiatives that could adversely affect the Company’s tax positions and/or the Company’s tax liabilities or adverse resolution of challenges to the Company’s tax positions; regulatory action in connection with the production, labeling or packaging of products compounded by our compounded sterile preparations (CSP) business; failure to realize the expected benefits from our reorganization and other business process initiatives; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; declining economic conditions in the United States and abroad; financial market volatility and disruption; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; the loss, bankruptcy or insolvency of a major supplier; changes to the customer or supplier mix; malfunction, failure or breach of sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; natural disasters or other unexpected events that affect the Company’s operations; the impairment of goodwill or other intangible assets, resulting in a charge to earnings; the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of H. D. Smith and PharMEDium, or the inability to capture all of the anticipated synergies related thereto or to capture the anticipated synergies within the expected time period; risks associated with uncertainties as to the timing and completion of the acquisition of H. D. Smith, including relating to the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that various conditions to the consummation of the acquisition of H. D. Smith may not be satisfied or waived; the effects of disruption from the transactions on the respective businesses of the Company and H. D. Smith and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers, customers and other business partners; the disruption of the Company’s cash flow and ability to return value to its stockholders in accordance with its past practices; interest rate and foreign currency exchange rate fluctuations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the Company’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act.

Contacts:	AmerisourceBergen	H.D. Smith
	Investors / Financial Media:	Media:
	Keri P. Mattox	Sarah Kinkade, MBA
	Vice President, Corporate & Investor Relations	Public Relations Manager
	610-576-7801	217-747-0672
	kmattox@amerisourcebergen.com	sarah.kinkade@hdsmith.com

	Bennett S. Murphy	Inquiries regarding Triplefin or Arete
	Director, Corporate & Investor Relations	Pharmacy Network:
	610-727-3693	Carolyn Webb
	bmurphy@amerisourcebergen.com	Vice President of Strategic Planning
217-747-8125
	Business / Trade Media:	carolyn.webb@hdsmith.com
Gabe Weissman
Group Vice President, Communications
610-727-3696
gweissman@amerisourcebergen.com